UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2014 (November 13, 2014)

FRESHPET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 13, 2014, in connection with the completion of its initial public offering, Freshpet, Inc. (the “Company”) entered into senior secured credit facilities with City National Bank (the “Debt Refinancing”) comprising a 5-year $18.0 million term facility (the “Term Facility”), a 3-year $10.0 million revolving facility (the “Revolving Facility”) and a $12.0 million additional term loan commitment earmarked primarily for capital expenditures (the “Capex Commitments” and together with the Term Facility and Revolving Facility, the “Credit Facilities” and such loan agreement, the “Loan Agreement”).

Any drawn Capex Commitments will mature on the fifth anniversary of the execution of the Loan Agreement. Any undrawn Capex Commitments will expire on the second anniversary of the execution of the agreement. Under the terms of the Loan Agreement, the commitments for the Revolving Facility may be increased up to $20.0 million subject to certain conditions.

Borrowings under the Credit Facilities will bear interest at variable rates depending on the Company’s election, either at a base rate or at LIBOR, in each case, plus an applicable margin. The initial applicable margin will be 3.75% for base rate loans and 4.75% for LIBOR loans. Thereafter, subject to the Company’s leverage ratio, the applicable base rate margin will vary from 2.75% and 3.75% and the applicable LIBOR rate margin will vary from 3.75% and 4.75%. In addition, the Company will also be required to pay customary fees and expenses for the Credit Facilities.

The Credit Facilities will be secured by substantially all of the Company’s assets. The Loan Agreement will provide for the maintenance of various covenants, including financial covenants. The Loan Agreement will include events of default that are usual for facilities and transactions of this type.

The foregoing is a summary of the terms of the Loan Agreement, and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

As discussed in Item 1.01 above, on November 13, 2014, the Company and City National Bank entered into the Loan Agreement, comprising a 5-year $18.0 million term facility, a 3-year $10.0 million revolving facility, and a $12.0 million additional term loan commitment earmarked primarily for capital expenditures.

The description of the material terms of the Loan Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated November 13, 2014, by and between the Company and City National Bank, a national banking association, as the arranger and administrative agent, OneWest Bank N.A., as syndication agent, and the lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRESHPET, INC.

Date: November 19, 2014	By:	/s/ Richard Kassar
Name: Richard Kassar
Title: Chief Financial Officer